   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 2003

                                  REGISTRATION NOS. 333-107813 AND 333-107813-01
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                    UNIBANCO-UNIAO DE BANCOS BRASILEIROS S.A.
                             UNIBANCO HOLDINGS S.A.
           (Exact name of each Registrant as specified in its charter)

 FEDERATIVE REPUBLIC OF BRAZIL            UNIBANCO-UNION OF BRAZILIAN BANKS S.A.                    NONE
(STATE OR OTHER JURISDICTION OF                   UNIBANCO HOLDINGS S.A.                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      (TRANSLATION OF REGISTRANTS' NAMES INTO ENGLISH)      IDENTIFICATION NUMBER)

UNIBANCO-UNIAO DE BANCOS BRASILEIROS S.A.                                          UNIBANCO HOLDINGS S.A.
       AVENIDA EUSEBIO MATOSO 891                                                AVENIDA EUSEBIO MATOSO 891
                05423-901                                  6029                           05423-901
              SAO PAULO, SP                    (PRIMARY STANDARD INDUSTRIAL             SAO PAULO, SP
                 BRAZIL                         CLASSIFICATION CODE NUMBER)                BRAZIL

                         ------------------------------
   (Address and telephone number of Registrants' principal executive offices)

                                    UNIBANCO
                         555 MADISON AVENUE, 19TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 832-1700
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                         ------------------------------

                                WITH COPIES TO:
   ALAN H. PALEY, ESQ.    STUART K. FLEISCHMANN, ESQ.    JOSEPH A. HALL, ESQ.
  DEBEVOISE & PLIMPTON      SHEARMAN & STERLING LLP      DAVIS POLK & WARDWELL
    919 THIRD AVENUE         599 LEXINGTON AVENUE        450 LEXINGTON AVENUE
NEW YORK, NEW YORK 10022   NEW YORK, NEW YORK 10022    NEW YORK, NEW YORK 10017
     (212) 909-6000             (212) 848-8000              (212) 450-4000
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                         ------------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

         The sole purpose of this Amendment is to file exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Neither the laws of Brazil nor the Registrants' by-laws or other constitutive documents provide for indemnification of directors or officers.

         Each Registrant maintains liability insurance covering all expenses, liability and loss (including reasonable attorney's fees, judgments and amounts paid or to be paid in settlement) that any of its directors and officers are legally required to pay (and for which they are not indemnified by the Registrant) as a result of a written request for indemnification of financial losses or of any civil, criminal or formal administrative proceedings in connection with any mistake, misstatement, act, omission, neglect or violation of a right performed by such directors and officers acting as such, either individually or as a group, and also in connection with being a director or officer of the Registrant.

         This liability insurance also covers all payments made by each Registrant to indemnify its directors and officers against all expenses, liability and loss (including reasonable attorney's fees, judgments and amounts paid or to be paid in settlement) that such directors and officers are legally required to pay in the circumstances explained above.

         The liability insurance does not cover losses in claims related to (i) illegal or fraudulent acts, (ii) earnings or transactions with securities and
(iii) undue gains or advantages.

ITEM 9. EXHIBITS

EXHIBIT
  NO.                                    DESCRIPTION OF EXHIBIT
-------      ---------------------------------------------------------------------------------
   1.1       Form of International Underwriting Agreement among (i) Unibanco - Uniao de Bancos
             Brasileiros S.A. and Unibanco Holdings S.A., (ii) Commerzbank Aktiengesellschaft
             and Mizuho Corporate Bank, Ltd. as selling shareholders, and (iii) Credit Suisse
             First Boston LLC, J.P. Morgan Securities Inc. and Commerzbank Aktiengesellschaft
             as representatives of the several international underwriters

   4.1       Form of Amended and Restated Deposit Agreement among Unibanco - Uniao de Bancos
             Brasileiros S.A., Unibanco Holdings S.A., The Bank of New York as Depositary and
             all Holders from time to time of Global Depositary Receipts issued thereunder, including the form of Global Depositary Receipt (incorporated by reference to exhibit A(3) to the Registration Statement on Form F-6, dated March 16, 2001, filed by The Bank of New York as Depositary, Unibanco - Uniao de Bancos
             Brasileiros and Unibanco Holdings S.A.)

   4.2       Articles of Association of Unibanco-Uniao de Bancos Brasileiros S.A., as amended and consolidated on April 28, 2003 (incorporated by reference to Unibanco - Uniao de Bancos Brasileiros S.A's and Unibanco Holdings S.A.'s joint Annual Report for the year ended December 31, 2002, on Form 20-F, dated June 27, 2003)

   4.3       Articles of Association of Unibanco Holdings S.A., as amended and consolidated on
             April 28, 2003 (incorporated by reference to Unibanco - Uniao de Bancos
             Brasileiros S.A's and Unibanco Holdings S.A.'s joint Annual Report for the year ended December 31, 2002, on Form 20-F, dated June 27, 2003)

  5.1*       Opinion of Marcia M. Freitas de Aguiar, General Counsel of Unibanco - Uniao de
             Bancos Brasileiros S.A.

  8.1*       Tax opinion of Marcia M. Freitas de Aguiar (included in Exhibit 5.1)

  8.2*       Tax opinion of Debevoise & Plimpton

  15.1       Awareness letter of Deloitte Touche Tohmatsu Auditores Independentes

 23.1*       Consent of Marcia M. Freitas de Aguiar (included in Exhibit 5.1)

 23.2*       Consent of Debevoise & Plimpton (included in Exhibit 8.2)

  23.3       Consent of PricewaterhouseCoopers Auditores Independentes

  23.4       Consent of Deloitte Touche Tohmatsu Auditores Independentes

  23.5       Consent of KPMG Auditores Independentes

 24.1*       Power of Attorney

-----------------------------
*Previously filed.

ITEM 10. UNDERTAKINGS

         (a)      The undersigned Registrants hereby undertake that:

                  1. for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  2. for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 8, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sao Paulo, Brazil, on September 24, 2003.

                                       UNIBANCO - UNIAO DE BANCOS
                                       BRASILEIROS S.A.

                                       By: /s/ GERALDO TRAVAGLIA FILHO
                                           -------------------------------------
                                           Name: Geraldo Travaglia Filho
                                           Title: Corporate Executive Officer

                                       By: /s/ JOSE LUCAS FERREIRA DE MELO
                                           -------------------------------------
                                           Name: Jose Lucas Ferreira de Melo
                                           Title: Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                       TITLE                        DATE
          ---------                                       -----                        ----
/s/ FERNANDO BARREIRA                         Executive President of the         September 24, 2003
         SOTELINO                              Wholesale Banking Group
------------------------------               (principal executive officer)
  Fernando Barreira Sotelino

/s/ JOAQUIM FRANCISCO DE                   Executive President of the Retail     September 24, 2003
         CASTRO NETO                                 Banking Group
------------------------------               (principal executive officer)
 Joaquim Francisco de Castro
            Neto

/s/ GERALDO TRAVAGLIA                         Corporate Executive Officer        September 24, 2003
         FILHO                            (principal financial and accounting
------------------------------                         officer)
    Geraldo Travaglia Filho

              *                                  Chairman and Director           September 24, 2003
------------------------------
     Pedro Moreira Salles

              *                                Vice Chairman and Director        September 24, 2003
------------------------------
    Gabriel Jorge Ferreira

              *                                Vice Chairman and Director        September 24, 2003
------------------------------
      Pedro Sampaio Malan

              *                                         Director                 September 24, 2003
------------------------------
       Israel Vainboim

              *                                         Director                 September 24, 2003
------------------------------
  Pedro Luiz Bodin de Moraes

              *                                         Director                 September 24, 2003
------------------------------
Tomas Tomislav Antonin Zinner

*By: /s/ MARCIA M. FREITAS DE AGUIAR                          September 24, 2003
     ------------------------------------
              As Attorney-in-Fact
              Marcia M. Freitas de Aguiar

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Unibanco
- Uniao de Bancos Brasileiros S.A., has signed this Registration Statement in New York, New York on September 24, 2003.

                                   By: /s/ WILLIAM MCDOUGALL BETHLEM
                                       -----------------------------------------
                                       Name:  William McDougall Bethlem
                                       Title: Authorized Representative

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sao Paulo, Brazil, on September 24, 2003.

                                       UNIBANCO HOLDINGS S.A.

                                       By: /s/ GERALDO TRAVAGLIA FILHO
                                           ------------------------------------
                                           Name:  Geraldo Travaglia Filho
                                           Title: Officer

                                       By: /s/ JOSE LUCAS FERREIRA DE MELO
                                           ------------------------------------
                                           Name:  Jose Lucas Ferreira De Melo
                                           Title: Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Israel Vainboim, Geraldo Travaglia Filho, Jose Lucas Ferreira de Melo, Adalberto de Moraes Schettert, Fernando Barreira Sotelino, Christian Max Finardi Squassoni, Marcia Maria Freitas Aguiar, Sergio Zappa, Claudia Politanski, Ricardo Stern, Valerie Cadier Adem, Marcelo Ariel Rosenhek and Joaquim Francisco de Castro Neto and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                        TITLE                                DATE
        ---------                                        -----                                ----
      /s/ ISRAEL VAINBOIM                    Executive President and Director          September 24, 2003
------------------------------                (principal executive officer)
          Israel Vainboim

   /s/ GERALDO TRAVAGLIA FILHO                         Officer                         September 24, 2003
------------------------------                 (principal financial and
       Geraldo Travaglia Filho                    accounting officer)

               *                                 Chairman and Director                 September 24, 2003
------------------------------
  Roberto Konder Bornhausen

               *                               Vice Chairman and Director              September 24, 2003
------------------------------
    Pedro Moreira Salles

               *                                        Director                       September 24, 2003
------------------------------
Tomas Tomislav Antonin Zinner

               *                                        Director                       September 24, 2003
------------------------------
   Gabriel Jorge Ferreira

               *                                        Director                       September 24, 2003
------------------------------
         Koji Yamada
                                                        Director                       September 24, 2003
------------------------------
  Guilherme Affonso Ferreira

                                                        Director                       September 24, 2003
-------------------------------
Carlos Alberto de Oliveira Cruz

*By: /s/ MARCIA M. FREITAS DE AGUIAR                          September 24, 2003
     -------------------------------------
               As Attorney-in-Fact
               Marcia M. Freitas de Aguiar

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Unibanco Holdings S.A., has signed this Registration Statement in New York, New York on September 24, 2003.

                                            By: /s/ WILLIAM MCDOUGALL BETHLEM
                                                --------------------------------
                                                Name: William McDougall Bethlem
                                                Title: Authorized Representative

                                  EXHIBIT INDEX

EXHIBIT
  NO.                                DESCRIPTION OF EXHIBIT
-------                              ----------------------
  1.1             Form of International Underwriting Agreement among (i)
                  Unibanco - Uniao de Bancos Brasileiros S.A. and Unibanco
                  Holdings S.A., (ii) Commerzbank Aktiengesellschaft and Mizuho
                  Corporate Bank, Ltd. as selling shareholders, and (iii) Credit
                  Suisse First Boston LLC, J.P. Morgan Securities Inc. and
                  Commerzbank Aktiengesellschaft as representatives of the
                  several international underwriters

  4.1             Form of Amended and Restated Deposit Agreement among Unibanco
                  - Uniao de Banco Brasileiros S.A., Unibanco Holdings S.A., The
                  Bank of New York as Depositary and all Holders from time to time of Global Depositary Receipts issued thereunder, including the form of Global Depositary Receipt (incorporated by reference to exhibit A(3) to the Registration Statement on Form F-6, dated March 16, 2001, filed by The Bank of New York as Depositary, Unibanco - Uniao de Bancos Brasileiros and
                  Unibanco Holdings S.A.

  4.2             Articles of Association of Unibanco-Uniao de Bancos
                  Brasileiros S.A., as amended and consolidated on April 28, 2003 (incorporated by reference to Unibanco - Uniao de Bancos
                  Brasileiros S.A's and Unibanco Holdings S.A.'s joint Annual
                  Report for the year ended December 31, 2002, on Form 20-F, dated June 27, 2003)

  4.3 Articles of Association of Unibanco Holdings S.A., as amended and consolidated on April 28, 2003 (incorporated by reference to Unibanco - Uniao de Bancos Brasileiros S.A's and Unibanco
                  Holdings S.A.'s joint Annual Report for the year ended
                  December 31, 2002, on Form 20-F, dated June 27, 2003)

  5.1*            Opinion of Marcia M. Freitas de Aguiar, General Counsel of
                  Unibanco - Uniao de Bancos Brasileiros S.A

  8.1*            Tax opinion of Marcia M. Freitas de Aguiar (included in
                  Exhibit 5.1)

  8.2*            Tax opinion of Debevoise & Plimpton

  15.1            Awareness letter of Deloitte Touche Tohmatsu Auditores
                  Independentes

  23.1*           Consent of Marcia M. Freitas de Aguiar (included in Exhibit
                  5.1)

  23.2*           Consent of Debevoise & Plimpton (included in Exhibit 8.2)

  23.3            Consent of PricewaterhouseCoopers Auditores Independentes

  23.4            Consent of Deloitte Touche Tohmatsu Auditores Independentes

  23.5            Consent of KPMG Auditores Independentes

  24.1*           Power of Attorney

---------------------------
*   Previously filed.